UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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West Pharmaceutical Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

For

THE 2020 ANNUAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, May 5, 2020 at 2:00 PM

This supplement, dated April 17, 2020 (the “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by West Pharmaceutical Services, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 25, 2020 and made available to the Company’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2020 Annual Meeting of Shareholders (the “Annual Meeting”), currently scheduled to be held on Tuesday, May 5, 2020, at 9:30 AM Eastern Daylight Time. This Supplement is being filed with the SEC and made available to shareholders on or about April 17, 2020. Shareholders of record of the Company’s common stock on March 10, 2020 are entitled to vote at the Annual Meeting.

As previewed in our Proxy Statement, the Company has determined it is in the best interests of shareholders to hold a virtual shareholder meeting due to the ongoing COVID-19 pandemic and restrictions issued by the Commonwealth of Pennsylvania and the U.S. Center for Disease Control.  By holding a virtual meeting, we will be doing our part to protect the health and well-being of our shareholders, employees and our community.  No shareholders will be permitted to attend the 2020 Annual Meeting in person. However, the virtual meeting has been designed to ensure shareholders can participate to the same extent that they would have been able to do so at an in-person meeting by utilizing our online tools.  This meeting will be facilitated by our transfer agent, Broadridge, and to accommodate the change from an in-person to a virtual meeting, the meeting date remains the same, but the time has changed from 9:30 AM to 2:00 PM.  This change does not impact voting methods, other than the in-person method.

To participate in the virtual Annual Meeting or to vote in that meeting, shareholders must enter the 16-digit digital control number found on the proxy cards previously provided to you at the meeting-specific website of www.virtualshareholdermeeting.com/WST2020 on the day of the meeting.  The meeting will begin promptly at 2:00 PM on Tuesday May 5, 2020 and online access to the webcast will open 15 minutes prior to the start of the meeting.  We encourage you to log on early. Additionally, shareholders participating in the Annual Meeting via the webcast may submit questions through the virtual meeting platform by following the online instructions.

All prior methods described in the Proxy Statement dated March 25 are still available.  You may vote by mail, by phone (1-800-690-6903) or by going to www.proxyvote.com before 11:59 PM on Monday, May 4, 2020.  After that time, no more votes will be accepted until the time of the meeting.  Once the meeting commences, you may vote during the meeting by going to www.virtualshareholdermeeting.com/WST2020 and following the instructions on the website.

In addition to the meeting change format and time, subsequent to the mailing date, the New York Stock Exchange (“NYSE”) confirmed that Proposal 3 in our Proxy Statement, regarding a proposed amendment of Article 5 of our Amended and Restated Articles of Incorporation to

increase the number of shares of common stock that the Company is authorized to issue from 100 million to 200 million, is a discretionary or “routine” matter under NYSE rules.

As Proposal 3 is a routine matter, if a shareholder does not instruct his or her broker on how to vote those shares on this proposal, the shareholder’s broker will be permitted to vote those shares at its discretion on such proposal. Based on this analysis, the third line in the chart appearing at the top of page 73 the “Broker Discretionary Voting” column is revised to say “Yes” instead of “No.”  Therefore, for Proposal 3, we would not expect any broker non-votes, which occur when a beneficial owner does not instruct his or her broker how to vote on non-routine matters.  Additionally, we do not expect any broker non-votes for Proposal 4 regarding Ratification of Appointment of PricewaterhouseCoopers LLC as our Independent Registered Public Accounting Firm for 2020, which is also a routine matter.

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement.

If you have already voted and do not wish to change your vote, no further actions by you are necessary.